UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

MSA SAFETY INCORPORATED

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On December 11, 2015, MSA Safety Incorporated (the “Company”), MSA UK Holdings Limited (“MSA UK”) and MSA International Holdings B.V. (“MSA BV”), as borrowers, entered into a Second Amended and Restated Credit Agreement dated as of December 11, 2015 (the “Credit Agreement”) with various Company subsidiaries, as guarantors, various financial institutions, as lenders, and PNC Bank, National Association, as administrative agent. See Item 2.03 below for a description of the Credit Agreement.

Amendments to Note Purchase Agreements

On December 11, 2015, the Company entered into amendments to its Amended and Restated Note Purchase Agreement dated as of March 7, 2014, its Amended and Restated Note Purchase and Private Shelf Agreement dated as of March 7, 2014 and its Master Note Facility dated as of June 2, 2014 (those agreements are referred to collectively as the “Note Agreements”) in order to conform the covenants in the Note Agreements to changes made in similar covenants in the Credit Agreement with respect to intercompany borrowings by the Company and the guarantors from excluded subsidiaries, intercompany loans and advances to excluded subsidiaries, and unsecured guarantees. As a result of the amendments and the similar changes in the Credit Agreement, the Company expects to have more flexibility with respect to the use of cash for, and from, its foreign subsidiaries. Copies of the amendments are filed as exhibits to this Current Report on Form 8-K and reference is made to those exhibits for the text of the amendments.

Item 1.02.	Termination of a Material Definitive Agreement

On December 11, 2015, MSA BV and MSA UK repaid the outstanding indebtedness under, and terminated, a Credit Agreement dated as of August 31, 2015 (the “BV/UK Credit Agreement”) among MSA BV and MSA UK, as borrowers, the Company, as guarantor, various financial institutions, as lenders, and Bank of America Merrill Lynch International Limited, as administrative agent. The BV/UK Credit Agreement was repaid with the proceeds of a borrowing under the Credit Agreement described in Item 2.03.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 11, 2015, the Company, MSA UK and MSA BV, as borrowers, and various Company subsidiaries, as guarantors, entered into the Credit Agreement. The Credit Agreement amended and restated the Company’s existing First Amended and Restated Credit Agreement dated as of March 7, 2014.

Under the Credit Agreement, funds may be borrowed on an unsecured, revolving credit basis in a maximum outstanding amount not to exceed $575 million, all of which can be borrowed by the Company and of which up to the greater of $130 million or 15% of consolidated net worth (as defined in the Note Agreements) can be borrowed by MSA UK and MSA BV. The Credit Agreement also includes a $25 million sublimit for letters of credit issued on behalf of the Company and a $40 million sublimit for swingline loans to the Company. The Credit Agreement also allows the Company to request increases in the aggregate commitments, and therefore the aggregate amount available for borrowing, up to an additional $150 million. Any such increase is subject to the further approval of the Company’s board of directors and to the existing lenders, new lenders, or some combination of both, agreeing in their sole discretion to increase the existing commitments or extend new commitments. The Credit Agreement has a term expiring on December 11, 2020.

Borrowings under the Credit Agreement may bear interest at a rate based upon either a “Base Rate” or a “LIBOR Rate,” plus an adder based upon the Company’s net leverage ratio (as defined in the Credit Agreement).

•	The “Base Rate” is calculated on a daily basis as the highest of a prime rate, a Federal Funds Open Rate plus 0.5% per annum, or the reserve-adjusted daily published London Interbank Offered Rate for a one-month interest period plus 1%. The adder ranges from zero to 0.750%.

•	The “LIBOR Rate” is calculated as provided in the Credit Agreement. The adder ranges from 0.750% to 1.750%.

Interest based upon the Base Rate is payable quarterly on the first day of July, October, January and April. Interest based upon the LIBOR Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the 90th day of the selected interest period.

The Credit Agreement contains customary representations and warranties, covenants and events of default. The Credit Agreement requires the Company to comply with specified financial covenants, including a requirement to maintain a minimum fixed charges coverage ratio of not less than 1.50 to 1.00 and a consolidated leverage ratio not to exceed 3.25 to 1.00 (or not to exceed 3.50 to 1.00 during the three calendar quarters including, and following, certain specified acquisitions); in each case calculated on the basis of the trailing four fiscal quarters. In addition, the Credit Agreement contain negative covenants limiting the ability of the Company and its subsidiaries to:

•	incur additional indebtedness or issue guarantees

•	create or incur liens

•	make loans and investments

•	make acquisitions

•	transfer or sell assets

•	enter into transactions with affiliated parties

•	make changes in its or its subsidiaries’ organizational documents that are materially adverse to the lenders

•	modify the nature of the Company’s or its subsidiaries’ business,

subject to certain exceptions and limitations, including carve-outs and baskets, set forth in the Credit Agreement. The Credit Agreement also contains certain customary events of default, including defaults triggered by a change of control or defaults on other debt. Under the Credit Agreement, a change in control occurs if a person or group of persons acting in concert acquires beneficial ownership of 50% or more of the outstanding voting stock of the Company.

A copy of the Credit Agreement is filed as an exhibit to this Current Report on Form 8-K and reference is made to that exhibit for the text describing the terms, conditions and provisions of the Credit Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 11, 2015 among MSA Safety Incorporated, Mine Safety Appliances Company, LLC, the guarantors party thereto, Prudential Investment Management, Inc. and the holders of the notes party thereto

4.2	Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of December 11, 2015 among MSA Safety Incorporated, Mine Safety Appliances Company, LLC, the guarantors party thereto and the holders of the notes party thereto

4.3	Amendment No. 1 to Master Note Facility dated as of December 11, 2015 among MSA Safety Incorporated and NYL Investors LLC

10.1	Second Amended and Restated Credit Agreement dated as of December 11, 2015 among MSA Safety Incorporated, MSA UK Holdings Limited and MSA International Holdings B.V., as borrowers, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA Safety Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED

By:	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: December 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement dated as of December 11, 2015 among MSA Safety Incorporated, Mine Safety Appliances Company, LLC, the guarantors party thereto, Prudential Investment Management, Inc. and the holders of the notes party thereto

4.2	Amendment No. 1 to Amended and Restated Note Purchase Agreement dated as of December 11, 2015 among MSA Safety Incorporated, Mine Safety Appliances Company, LLC, the guarantors party thereto and the holders of the notes party thereto

4.3	Amendment No. 1 to Master Note Facility dated as of December 11, 2015 among MSA Safety Incorporated and NYL Investors LLC

10.1	Second Amended and Restated Credit Agreement dated as of December 11, 2015 among MSA Safety Incorporated, MSA UK Holdings Limited and MSA International Holdings B.V., as borrowers, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent